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                                                                   EXHIBIT 5.1


                         [ALSTON & BIRD LLP LETTERHEAD]

                                                      June 25, 1999



Satilla Financial Services, Inc.
180 Mariners Drive
Kingsland, Georgia  31548

         Re:      Registration Statement on Form SB-2 (File No. 333-75727)
                  --------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Satilla Financial Services, Inc., a Georgia corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (as amended through the date hereof, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Act"), shares of the Company's Common Stock, par value $0.01 per share (the "Shares").

         We have examined the Company's Articles of Incorporation and Bylaws, records of proceedings of the Board of Directors, or committees thereof, and the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records and documents of the Company, such certificates of officers of the Company and public officials, and such other records and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.


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Satilla Financial Services, Inc.
June 25, 1999
Page 2



         On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been legally authorized and, when paid for, issued and sold in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         This opinion letter is being furnished by us solely in connection with the Registration Statement and is not to be used, reproduced, circulated, quoted or otherwise relied upon for any other purpose, without our prior express written consent. No opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.



                                            Sincerely,

                                            ALSTON & BIRD LLP


                                            By: /s/ Ralph F. MacDonald, III
                                              ----------------------------------
                                               A Partner